Exhibit 99.1

     CIMAREX ENERGY CO. PROVIDES THIRD QUARTER UPDATE AND SCHEDULES EARNINGS
                           RELEASE AND CONFERENCE CALL

    DENVER, Oct. 20 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today announced expected third-quarter 2005 production volumes, oil and gas price realizations and derivative mark-to-market expense.

    Cimarex's third-quarter 2005 oil and gas production volumes increased by 102 percent over the same period a year earlier to 445.8 million cubic feet equivalent per day (MMcfe/d). Gas production rose 92 percent to 337.8 million cubic feet per day and oil volumes increased 145 percent to 18,000 barrels per day.

    Average realized prices for the third quarter are expected to range between $7.80 to $7.95 per thousand cubic feet of gas and $59.30 to $59.60 per barrel of oil.

    The significant increase in this quarter's production is principally a result of closing the Magnum Hunter acquisition on June 7, 2005. However, third quarter production volumes were negatively impacted by Hurricanes Cindy, Dennis, Emily, Katrina and Rita.

    Cimarex expects to recognize an $82 million pre-tax charge in the third quarter related to oil and gas derivative contracts, which equates to $0.63 per basic share after tax, associated with swaps and collars assumed as part of the Magnum Hunter acquisition which do not qualify for hedge accounting. The charge includes both non-cash mark-to-market derivative losses as well as cash settlements. Cash payments related to these contracts that settled in the third quarter totaled $15.6 million. The following is a summary of the company's open derivative contracts as of September 30, 2005:

                                                                   Weighted
                                                                    Average
    Commodity          Type     Volume/Day        Duration          Price
    ---------------   ------   ------------   ---------------   --------------
    Natural Gas       Collar   40,000 MMBtu   Oct 05 - Dec 05    $4.00-$6.25
    Natural Gas       Collar   10,000 MMBtu   Oct 05 - Dec 05    $4.25-$6.60
    Natural Gas       Collar   10,000 MMBtu   Oct 05 - Dec 05    $5.00-$9.50
    Natural Gas        Swap    20,000 MMBtu   Oct 05 - Dec 05       $6.25
    Natural Gas       Collar   20,000 MMBtu   Jan 06 - Dec 06    $5.25-$6.30

    Crude Oil          Swap    1,000 Bbl      Oct 05 - Dec 05       $34.90
    Crude Oil         Collar   1,000 Bbl      Oct 05 - Dec 05   $35.00-$55.00
    Crude Oil         Collar   1,000 Bbl      Jan 06 - Dec 06   $30.00-$35.85

    Cimarex will release its third-quarter 2005 financial and operating results on Thursday November 3, 2005 before the market opens and will host a follow-up conference call and web cast at 11 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive conference call, please dial 888-858-4710 ten minutes before the scheduled start time. The listen-only web cast of the call will be accessible via www.cimarex.com.

    About Cimarex Energy
    Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Gulf Coast, Permian Basin of West Texas and New Mexico and Gulf of Mexico areas of the U.S.

    This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and other risks that are described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, neither Cimarex nor its management can guarantee that the anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE  Cimarex Energy Co.
    -0-                             10/20/2005
    /CONTACT: Mark Burford, Director of Capital Markets of Cimarex Energy Co., +1-303-295-3995/
    /Web site:  http://www.cimarex.com /
    (XEC)